UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2026

CDT Equity Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41245	87-3272543
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4851 Tamiami Trail North, Suite 200, Naples, FL	34103
(Address of principal executive offices)	(Zip Code)

(646) 491-9132

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CDT	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock	CDTTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 5, 2026, Dr. Andrew Regan, the former CEO of CDT Equity Inc. (the “Company”), delivered a letter to the Company’s Board of Directors (the “Board”) as a significant stockholder of the Company, through his own shareholding and his beneficial ownership of Corvus Capital Limited (“Corvus”) and Manoira Limited. The letter, on behalf of Corvus, stated that, absent a proposal from the Board, Corvus intends to make a non-binding proposal to acquire all of the outstanding common stock of the Company at a price of $2.00 per share, representing a 96.3% premium, on a post-split basis, to the closing price of the Company’s common stock on November 4, 2026 (the “Proposal”).

The Board intends to form a special committee of independent directors (the “Special Committee”) and will delegate full authority to the Special Committee to consider, negotiate, and vote upon the Proposal. It will also consider any other proposed transaction, as well as any strategic alternatives that may be put forth with regard to the Proposal. The Special Committee will consider the Proposal and undertake the actions deemed necessary and appropriate to properly consider the Proposal.

Other than the intent indicated in the letter, the Special Committee has not received any definitive terms of the Proposal and has not made any decision with respect to the Proposal. The Company and the Special Committee do not undertake any obligation to provide any updates with respect to the Proposal or any other transaction, except as required by applicable law or other regulatory requirements. There can be no assurance that any transaction will result from the Special Committee’s evaluation of the Proposal or, if so, the timing, terms, and conditions of such transaction.

Forward-Looking Statements

This Current Report includes forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “will,” “would,” “may,” “could,” “intends,” “expects,” or the negative of such terms, or other comparable terminology, and include statements about the Proposal, the Special Committee’s review and consideration of the Proposal and the timing thereof, and the terms of any related transaction and the timing thereof. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors. These forward-looking statements and such risks, uncertainties, and other factors speak only as of the date of this Current Report, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, or to reflect any change in the Company’s expectations with regard thereto or any other change in events, conditions, or circumstances on which any such statement is based, except to the extent otherwise required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDT EQUITY INC.

November 9, 2026	By:	/s/ James Bligh
	Name:	James Bligh
	Title:	Chief Executive Officer and Chief Financial Officer